Item 77Q1(e)

Form of Amended Schedule A, dated November 14, 2017, to the Investment Advisory Agreement. Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on November 16, 2017 (Accession Number 0001193125-17-345001).